Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of YuMe, Inc.

Dated: February 12, 2014

BV CAPITAL FUND II, L.P.

By:	BV Capital GP II, LLC
Its: General Partner

By:	/s/ Mathias Schilling
Mathias Schilling, Managing Member

BV CAPITAL FUND II-A, L.P.

By:	BV Capital GP II, LLC
Its:	General Partner

By:	/s/ Mathias Schilling
Mathias Schilling, Managing Member

BV Capital GP II, LLC

By:	/s/ Mathias Schilling
Mathias Schilling, Managing Member

BV CAPITAL GMBH & CO BETEILIGUNGS KG NO. 1

By:	BV Capital Management, LLC
Its:	Managing Limited Partner

By:	/s/ Mathias Schilling
Mathias Schilling, Managing Member

BV Capital Management, LLC

By:	/s/ Mathias Schilling
Mathias Schilling, Managing Member

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